Exhibit 99.1

SCM MICROSYSTEMS AND BLUEHILL ID AG
COMPLETE BUSINESS COMBINATION
Combined Company to Adopt New Name: Identive Group
SANTA ANA, Calif., ISMANING, Germany and St. Gallen, Switzerland, January 4, 2010 — SCM Microsystems, Inc. (NASDAQ: SCMM; Prime Standard: SMY), a leading provider of solutions for secure access, secure identity and secure exchange, and Bluehill ID AG (FSE: BUQ), a leading provider of automatic identification and RFID technologies, products, services and solutions, announced today that the transaction to combine their respective businesses has closed. Under the terms of the Business Combination Agreement, SCM made an offer to the Bluehill ID shareholders to acquire all of the Bluehill ID shares and issued 0.52 new shares of SCM’s common stock for every one share of Bluehill ID tendered. Approximately 92% of Bluehill ID shares outstanding were tendered in the offer and will be exchanged for a total of approximately 15,299,979 new shares of SCM common stock. Following the closing of the transaction, approximately 38% of the outstanding shares of the new combined company are now held by former Bluehill ID shareholders. The issuance of shares of SCM common stock to the former shareholders of Bluehill ID was approved by the stockholders of SCM at a special meeting held on December 18, 2009 and the transfer of the new shares is expected to be initiated by SCM on January 7, 2010.
     “The business combination with Bluehill ID is a crucial step in our joint strategy to create the signature company for security and identity-based technologies and solutions,” said Felix Marx, Chief Executive Officer of SCM Microsystems. “Our two businesses are complementary in terms of products, market focus, geographic distribution and coverage across the identification industry generally and the identity management and access control value chains in particular. As a combined company we stand in a unique position, at the center of three convergence trends: the integration of physical and logical access systems , the enhancement of smart cards with contactless technologies, and the marriage of identification technologies with mobile communication. We are therefore able to provide identification and authentication solutions for applications ranging from security to asset tracking to transaction processing for mobile and fixed installations.”
Combined Company Adopts New Corporate Identity
     In accordance with the terms of the Business Combination Agreement, a new corporate identity has been developed for the combined company that is designed to reflect its core activities in security and identification technology. Beginning January 4, 2010, SCM Microsystems, Inc. will start doing business under the name “Identive Group.” In connection with the new corporate identity, SCM also plans to file to change its ticker symbol on the
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NASDAQ Stock Exchange to “INVE” and on the regulated market (Prime Standard) of the Frankfurt Stock Exchange to “INV.” It is currently expected that the change in ticker symbols will occur on January 15, 2010. SCM intends to seek stockholder approval in the future to amend its certificate of incorporation to officially change its name to “Identive Group,” and in the interim will continue to file its annual, quarterly and current reports under SCM Microsystems, Inc. Additionally, Bluehill ID, as a majority-owned subsidiary, will change its name to “Identive Group AG” and will seek regulatory approval for such change, but is expected to continue to trade at the open market of the Frankfurt Stock Exchange under the symbol BUQ. The individual operating businesses of Identive Group will continue to use their existing brands, which include SCM Microsystems, Hirsch, Multicard, Tagstar Arygon, Syscan and ACiG Technology.
Additions to Management and Board
     Following the closing of the transaction, Ayman S. Ashour, Chief Executive Officer of Bluehill ID, has joined the board of directors of Identive Group and has been named Executive Chairman of the Board. Additionally, Dr. Cornelius Boersch and Daniel S. Wenzel, both former directors of Bluehill ID, have also joined the board of directors of Identive Group.
     Melvin Denton-Thompson has been designated as the new Chief Financial Officer of Identive Group, replacing Stephan Rohaly, who left the position in September 2009. Denton-Thomson brings 25 years’ international financial management experience in a number of industries, particularly with security companies. He served as CFO and Chief Operating Officer of Bluehill ID since May 2008. Previously, he was CFO and Deputy CEO of the Hospitality division of Assa Abloy, a security solutions firm.
     “The new Identive Group now holds a position that is unmatched in the identification and security markets,” said Ayman Ashour. “The combined company brings together a broad set of top-tier products and technologies, as well as a strong management team with a clear vision. Our immediate focus will be on continuing to execute our buy, build and grow strategy, with an emphasis on driving consolidation in the highly fragmented ID market. We recognize that in addition to our leadership goals we must deliver improved financial performance to support our growth, and our management team is fully committed to this.”
About Identive Group
Identive Group is an international operating organization focused on building the world’s signature company in secure identification-based technologies. Through its group of recognized brands, Identive provides leading-edge products and solutions in the areas of physical and logical access control, identity management and RFID systems to governments, commercial and industrial enterprises and consumers. The organization’s growth model is based on a combination of disciplined acquisitive development and strong technology-driven organic growth from its member companies. For additional info visit: www.identive-group.com.

About SCM Microsystems, Inc.
SCM Microsystems (NASDAQ: SCMM; Prime Standard: SMY) d.b.a Identive Group is a global leader in security and identity solutions for secure access, secure identity and secure exchange. Together with its Hirsch Electronics subsidiary, SCM provides complete, integrated solutions that secure digital assets, electronic transactions and facilities. The company offers the world’s broadest range of contact, contactless and mobile smart card reader technology; physical and logical access control systems; digital identity transaction platforms; biometrics; and digital video. SCM’s solutions enable a wide variety of applications including enterprise security, identity management, contactless payment, e-health and electronic government services. For additional information, visit www.scmmicro.com, and www.identive-group.com.
About Bluehill ID
Bluehill ID AG (www.bluehill-id.com) is an international operating company with headquarters in Switzerland and listed on the Frankfurt Stock Exchange (ISIN CH0031958629; Symbol BUQ). Bluehill ID is dedicated to the responsible use and development of RFID and other automatic identification technologies. These technologies are used in the fields of security, identification, tracking and further growing applications. The business model of the company is based on combining disciplined acquisitive growth with sustainable organic growth from its Group of companies.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. These include, without limitation, our statements contained above regarding potential benefits and synergies of the business combination, the timing of the change to trading under a new ticker symbol on the NASDAQ Global Market and Frankfurt Stock Exchanges, our ability to establish a market leadership position, our ability to successfully execute a buy, build and grow strategy, our ability to improve our financial performance and other statements that are not historical facts. These statements involve risks and uncertainties that could cause actual results and events to differ materially. For a discussion of further risks and uncertainties related to SCM’s business, please refer to our public company reports and the Risk Factors enumerated therein, including our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 31, 2009, and subsequent filings. SCM undertakes no duty to update any forward-looking statement to reflect any change in SCM’s expectations or any change in events, conditions or circumstances on which any such statements are based.
Note: The SCM logo is a trademark of SCM Microsystems, Inc. and the Hirsch logo is a trademark Hirsch Electronics or its affiliates in the United States and certain other countries. Identive Group is a trademark of SCM Microsystems. Additional company and product names may be trademarks or registered trademarks of the individual companies and are respectfully acknowledged.
Contacts:
United States:
Darby Dye, SCM Microsystems, +1 949 553-4251, ddye@scmmicro.com
Europe:
Fabien B. Nestmann, Bluehill ID, +41 44 783 8043, fbn@bluehill-id.com